                                                                     Exhibit 5.1

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
                                           BRYAN CAVE LLP
                                             SUITE 2200

                                      TWO NORTH CENTRAL AVENUE

  ST. LOUIS, MISSOURI               PHOENIX, ARIZONA 85004-4406                 RIYADH, SAUDI ARABIA
    WASHINGTON, D.C.                       (602) 364-7000                        KUWAIT CITY, KUWAIT
   NEW YORK, NEW YORK                FACSIMILE: (602) 364-7070             ABU DHABI, UNITED ARAB EMIRATES
 KANSAS CITY, MISSOURI                                                       DUBAI, UNITED ARAB EMIRATES
 OVERLAND PARK, KANSAS                                                                HONG KONG
SANTA MONICA, CALIFORNIA                                                     SHANGHAI, PEOPLE'S REPUBLIC OF
   IRVINE, CALIFORNIA                                                                   CHINA
                                                                           IN ASSOCIATION WITH BRYAN CAVE,
                                                                            A MULTINATIONAL PARTNERSHIP.
                                                                                   LONDON, ENGLAND
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                                October 29, 2001


NZ Corporation
333 North 44th Street, Suite 420
Phoenix, Arizona 85008



Ladies and Gentlemen:


         We have examined the Registration Statement on Form S-4, File Number 333-67012, as amended (the "Registration Statement") filed by NZ Corporation, an Arizona corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to a maximum of (i) 23,180,762 shares of the common stock, no par value per share (the "Shares"), of the Company and (ii) 5,311,534 rights the stockholders of the Company may qualify to receive (the "Rights," and together with the Shares, the "Securities"), both of which are to be issued pursuant to the Agreement and Plan of Merger (the "Merger Agreement), dated as of July 9, 2001, among the Company and Lipid Sciences, Inc., a Delaware corporation.


         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Articles of Incorporation and Bylaws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based upon and subject to the foregoing, it is our opinion that:

              1. When the Registration Statement relating to the Securities has become effective under the Act and the Shares have been duly issued and delivered pursuant to the terms and conditions set forth in the Merger Agreement and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.
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Board of Directors
October 29, 2001
Page 2


              2. When the Registration Statement relating to the Securities has become effective under the Act and the Rights have been duly issued and delivered pursuant to the terms and conditions set forth in the Merger Agreement and as contemplated by the Registration Statement, the Rights attributable to the Shares will be validly issued.

         This opinion is not rendered with respect to any laws other than the laws of the State of Arizona and the Federal laws of the United States.

         We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,



                                                     BRYAN CAVE LLP